April 24, 2009


Midas Family of Funds
11 Hanover Square
New York, NY  10005


        RE:  Sixth Amendment to Committed Secured Leveraging Facility

Ladies and Gentlemen:

         Pursuant to an amended and restated loan agreement dated July 18, 2003 (as amended, the "Loan Agreement"), State Street Bank and Trust Company (the "Bank") has made available a $25,000,000 committed secured leveraging line of credit (the "Committed Line") to the Midas Fund, Inc., Midas Special Fund, Inc., Global Income Fund, Inc. and Foxby Corp. (each, a "Borrower"), each a Maryland corporation, as indicated on the Appendix I attached hereto. Obligations of the Borrowers with respect to loans made pursuant to the Committed Line are evidenced by an amended and restated committed promissory note in the original principal amount of $25,000,000 dated as of June 15, 2006 (the "Existing Note") and are secured by all Collateral as described in several mutual fund security agreements executed prior to the date hereof between each of the Borrowers, on the one hand, and the Bank, on the other (each, a "Security Agreement"). Capitalized terms not hereinafter defined shall have the same meanings as described in the Loan Agreement.

         The Borrowers have requested, and the Bank has agreed, to decrease the Committed Line Amount to $10,000,000, to extend the Committed Line for an additional 364-day period from the date hereof and to otherwise amend the Loan Agreement and related documents as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, each of the Borrowers and the Bank hereby agree as follows:

       I.                  Amendments to Loan Agreement

          1. The first and second paragraphs of the Loan Agreement are hereby amended by replacing the dollar amount "$25,000,000" wherever it may appear therein with the dollar amount "$10,000,000".

          2. Section I.1. of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor: "The Committed Line shall expire on April 23, 2010 (the "Expiration Date"), unless extended in the discretion of the Bank or terminated by the Borrowers as provided herein."

         3. Section I.2. of the Loan Agreement is hereby restated to read in its entirety as follows:

                    2. Notice and Manner of Borrowings. Subject to the terms and conditions hereof, the Bank will make revolving loans to a Borrower under the Committed Line (each such loan, a "Loan") not to exceed in the aggregate outstanding at any time to any one Borrower the least of
          (a) $10,000,000, (b) when combined with the aggregate principal amount of all loans outstanding at such time to such Borrower under the Uncommitted Secured Redemption Facility, if any, the least of (i) the current Borrowing Base of such Borrower, (ii) 20% times (A) the value of the total assets of such Borrower less (B) such Borrower's total liabilities (other than Indebtedness for Borrowed money), less (C) the value of any assets of such Borrower pledged to, or otherwise segregated for the benefit of a party other than the Bank and in connection with a liability not reflected in the calculation of such Borrower's total liabilities, and (iii) the maximum amount which such Borrower is permitted to borrow at any time or in the aggregate pursuant to its Prospectus, the Investment Company Act or any registration made thereunder, any vote of the shareholders of such Borrower, any agreement of such Borrower with any foreign, federal, state or local securities division to which such Borrower is subject, any other applicable agreement or document to which such Borrower is a party or any law, rule or regulation applicable to such Borrower (the least of (b)(i), (b)(ii), and (b)(iii), the "Maximum Individual Borrower Limit"). Notwithstanding the foregoing, at no time shall the aggregate outstanding amount of all Loans to all Borrowers hereunder exceed $10,000,000 (the "Committed Line Amount").

                   Each request for a Loan hereunder or repayment thereof shall be made in an amount equal to or exceeding $10,000, unless such transaction is a full repayment of all outstanding borrowings to a Borrower. At the time of a borrowing request, the relevant Borrower shall deliver (a) a completed loan request in the form of Exhibit B attached hereto, (b) a completed current Borrowing Base Certificate in the form of Exhibit C attached hereto, (c) a completed Collateral Notice in the form of Exhibit A to the applicable Security Agreement to which such Borrower is a party, and (d) to the extent required by Regulation U of the Board of Governors of the Federal Reserve System in connection with the requested Loan, an amended purpose statement on Form FR U-1 and/or current list of Collateral, as required by the Bank, such documents in each case to be received by the Bank not later than (i) 3:00 P.M. Boston time on the Business Day on which such Loan is to be made in the case of Overnight Rate Loans, as defined below; and (ii) 12:00 P.M. Boston time on the third Business Day prior to the Business Day on which such Loan is to be made, continued, or converted in the case of LIBOR Rate Loans, as defined below. On the date a Loan is to be made, the Bank shall make available such Loan amount (y) promptly after receipt of notice in the case Overnight Rate Loans; and
          (z) not later than 3:00 P.M. in the case of LIBOR Rate Loans. Each Loan request hereunder shall be deemed to be a confirmation by such Borrower that no Default has occurred and is continuing hereunder with respect to such Borrower, that the representations and warranties of the Borrower described below remain true and correct and that no borrowing limitations applicable to the Borrower will be exceeded after giving effect to the requested Loan, each of which shall be a precondition to the making of any Loan hereunder.

          4. Section I.4 of the Loan Agreement is hereby amended by deleting the first sentence in its entirety and substituting the following therefor:
"Principal on each outstanding Loan shall bear interest at either (a) a variable rate per annum equal the Overnight Rate plus 1.80%; or (b) the LIBOR Rate plus 1.80% (principal outstanding bearing interest based upon the LIBOR Rate, "LIBOR Rate Loans"; and loans bearing interest based upon the Bank's Overnight Rate, "Overnight Rate Loans")."

         5. Section I.8. of the Loan Agreement is hereby restated in its entirety as follows:

                           8. Facility Fee. The Borrowers agree to pay to the
                   Bank a facility fee equal to 0.15% per annum in the aggregate on the Committed Line Amount which shall be payable quarterly in arrears on or before the 15th day following the end of each March, June, September and December of each year and on the Expiration Date or, if earlier, on the date when the commitment hereunder is terminated. The facility fee described herein shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         6. Section II.13 of the Loan Agreement is hereby amended by adding the following new definitions thereto in correct alphabetical order:

                  "LIBOR Business Day" shall mean any Business Day on which commercial banks are open for international business (including dealings in United States dollar deposits) in London.

                   "Overnight LIBOR Rate" shall mean the LIBOR fixing for United States dollars, for a period to maturity of one LIBOR Business Day, as reported by Bloomberg as the ask rate on the BTMM Page, and if such rate is then unavailable on Bloomberg, then Overnight LIBOR Rate shall mean the LIBOR fixing for United States dollars, for a period to maturity of one LIBOR Business Day as reported by Reuters as the ask or offered rate on the LIBOR01 Page, and if such rate is then unavailable, then Overnight LIBOR Rate shall mean the rate of interest per annum quoted by the Bank to leading banks in the London interbank market as the rate at which the Bank is offering United States dollar deposits in an amount equal to $1,000,000 with a maturity of one LIBOR Business Day.

                  "Overnight Rate" shall mean, as of any day, the higher of (a) the Federal Funds Rate as in effect on that day and (b) the Overnight LIBOR Rate as in effect on that day.

         7. Section II.13. of the Loan Agreement is hereby amended by restating the following definitions appearing therein to read in their respective entireties as follows:

                "Federal Funds Rate" shall mean, at the relevant time of reference thereto, the rate that appears on Bloomberg page BTMM, as quoted by Garban Limited, as of 9:30 a.m. (Boston time), as the "Federal Funds Ask" rate, or, if unavailable, the quotation received by the Bank from a federal funds broker of recognized standing as selected by the Bank in its reasonable discretion.

                "Borrowing Base" shall mean, with respect to any Borrower, for Loans to such Borrower constituting "purpose credit" or otherwise subject to the requirements of Federal Reserve Board Regulation U, the maximum advance rate applicable to the Eligible Collateral so that the Bank remains in compliance with the terms of such Regulation U after giving effect to the making of such Loan (it being understood that, unless the Bank notifies such Borrower to the contrary, the good faith loan value of each type of Eligible Collateral not constituting "margin stock" under such Regulation U shall be the market value thereof multiplied by the applicable Advance Rate set forth below), and in all other cases the aggregate of the product of the following advance rates times the current market value of the following types of Eligible Collateral of such Borrower:

                Advance Rate               Collateral Type
                90%                        United  States,  United  Kingdom,  German,  French,  Dutch and Japanese  government  and
                                           government  agency  securities  and commercial   paper  rated  not  less   favorably
                                           than  A1  by Standard & Poor's or P1 by Moody's Investor Services.

                80%                        Bonds issued by entities located in the United States, United Kingdom,Germany, France,
                                           the Netherlands and Japan,rated not less favorably than BBB- by Standard & Poor's or Baa3 by Moody's Investor Services; all commercial paper rated A2 by Standard & Poor's or P2 by
                                           Moody's Investor Services.

                50%                        Equity securities (including American depository receipts) traded on major United States,
                                           United Kingdom, French, German, Dutch, Japanese or other investment grade OECD country exchanges.

                65%                        Bonds issued by entities located in the United States, United Kingdom,Germany, France,
                                           the Netherlands and Japan,rated not less favorably than BB (but not BBB- or higher) by
                                           Standard & Poor's or Ba2 (but not Baa3 or higher) by Moody's Investor Services.

                50%                        Bonds issued by entities located in the United States, United Kingdom, Germany, France,
                                           the Netherlands and Japan, rated not less favorably than B (but not BB or higher) by
                                           Standard & Poor's or B2 (but not Ba2 or higher) by Moody's Investor Services.


                50%                        Bonds issued by entities located in any OECD country (other than the United States,
                                           United Kingdom, Germany, France, the Netherlands and Japan) rated not less favorably than BBB- by Standard & Poor's or Baa3 by Moody's Investor Services.

                The Bank's determination as to the eligibility or appropriate collateral type and market value of such Eligible Collateral shall be definitive absent manifest error, and the Bank may change the advance rates as described above upon notice to the Borrowers. The Bank will exclude from calculation of the Borrowing Base: (i) that portion of the current market value of any single item of Eligible Collateral, or items of Eligible Collateral from any single issuer, in either case comprising investment grade bonds (other than obligations of the United States government or its agencies or instrumentalities) or equity securities which exceeds 20% of the aggregate market value of all then Eligible Collateral and (ii) that portion of the current market value of any single item of Eligible Collateral, or items of Eligible Collateral from any single issuer, in either case comprising bonds rated below investment grade which exceeds 10% of the aggregate market value of all then Eligible Collateral. The Eligible Collateral will be valued daily at current market value by independent pricing sources mutually acceptable to both the Bank and the Borrower. In the event that the Standard & Poor's and Moody's Investor Services rating on an item of collateral shall differ, the lower of the two ratings shall be used in determining the applicable Advance Rate.

                "Eligible Collateral" shall mean the following types of securities owned by any Borrower in which the Bank in each case has a valid perfected first priority security interest and assignment under the applicable Security Agreement of such Borrower, and which in each case is held by the Bank (as Custodian) and which is subject to no other security interest, lien, claim or other charge or encumbrance except as permitted hereby: (a) OECD country equity securities (including American depository receipts), excluding non-investment grade member OECD countries, traded on major exchanges with a per share value in excess of US$8.00 per share (or equivalent), (b) United States, United Kingdom, German, French, Dutch, and Japanese government and government agency securities, and (c) bonds and commercial paper rated by Moody's Investor Services and Standard & Poor's.

         8. The Loan Agreement is hereby amended by deleting the following therefrom wherever it may appear: "Federal Funds Loans," and substituting the following therefor: "Overnight Rate Loans."

         9. Appendix I to the Loan Agreement is hereby deleted in its entirety and the Appendix I attached hereto is substituted therefor.

         10. Each of the Exhibit A, Exhibit B and the Exhibit C attached to the Loan Agreement is hereby deleted in its entirety and the Exhibit A, Exhibit B and Exhibit C attached hereto are substituted, respectively, therefor.

       II.        Execution of Amended and Restated Note

         As a condition to the effectiveness hereof, the Borrowers shall execute and deliver to the Bank an amended and restated promissory note dated as of the date hereof in the original principal amount of $10,000,000 in the form attached as Exhibit A hereto (the "Amended and Restated Note"), which shall amend, restate, supersede and replace the Existing Note and any and all previous promissory notes made by the Borrowers to the order of the Bank in connection with the Committed Line. Any Loans outstanding as of the date hereof shall be deemed to be outstanding under the Amended and Restated Note, and each of the Borrowers agrees that any subsequent Loans made to such Borrower by the Bank shall be evidenced by the Amended and Restated Note. All references to the "Note" in any of the Loan Documents shall hereafter be deemed to be references to the Amended and Restated Note.

         III.     Condition to Effectiveness

         As a condition precedent to the effectiveness of this letter agreement, the Borrowers shall pay to the Bank for their own account a $25,000 non-refundable up-front fee, which fee shall be fully earned by the Bank upon the date of this letter agreement.

       IV.         Miscellaneous

          1. Other than as amended hereby, all terms and conditions of each of the Loan Agreement and the other Loan Documents are ratified and affirmed as of the date hereof in order to give effect to the terms thereof. Without limiting the generality of the foregoing, each of the Borrowers hereby ratifies and affirms its obligations under its respective Security Agreement, and hereby agrees that the pledges and security interests granted by it in the Collateral described therein shall continue to secure its Obligations to the Bank under the Loan Documents, as amended hereby.

          2. Each of the Borrowers represents and warrants to the Bank as follows: (a) no Default has occurred and is continuing on the date hereof under the Loan Agreement; (b) each of the representations and warranties contained in
Section II.2. of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement, the Loan Agreement, as amended hereby, the Amended and Restated Note, and each of the other Loan Documents to which it is a party (collectively, the "Amended Documents"): (i) are, and will be, within such Borrower's power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals, including from any governmental authority, other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the by-laws, certificate or articles of incorporation or organization or other organizational documents of such Borrower or any law, rule or regulation applicable to such Borrower, and (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower; and
(d) each of the Amended Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         3. This letter agreement shall be deemed to be an instrument under seal to be governed by the laws of The Commonwealth of Massachusetts.

         4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.


                  [Remainder of Page Intentionally Left Blank]

         If the foregoing is acceptable to you, please have an authorized officer of each Borrower execute this letter agreement below where indicated and return the same to the undersigned.

                                        Very truly yours,

                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/Christopher Ducar
                                            ---------------------------------
                                            Christopher Ducar, Vice President

Acknowledged and Accepted:

MIDAS FUND, INC.


By: /s/John F. Ramirez
    ------------------------------
Name: John F. Ramirez
Title: Vice President


MIDAS SPECIAL FUND, INC.


By: /s/John F. Ramirez
    ------------------------------
Name: John F. Ramirez
Title: Vice President

GLOBAL INCOME FUND, INC.


By: /s/John F. Ramirez
    ------------------------------
Name: John F. Ramirez
Title: Vice President


FOXBY CORP.


By: /s/John F. Ramirez
    ------------------------------
Name: John F. Ramirez
Title: Vice President

                                   APPENDIX I

                         Borrower                                             Investment Adviser
----------------------------------------------------------- --------------------------------------------------------
Midas Fund, Inc.                                            Midas Management Corporation
Midas Special Fund, Inc.                                    Midas Management Corporation
Global Income Fund, Inc.                                    CEF Advisers, Inc.
Foxby Corp.                                                 CEF Advisers, Inc.
----------------------------------------------------------- --------------------------------------------------------

                                    EXHIBIT A

                              AMENDED AND RESTATED
                            COMMITTED PROMISSORY NOTE


$10,000,000.00                                                    April 24, 2009

Boston, Massachusetts

           For value received, each of the undersigned, severally and not jointly (each, a "Borrower"), hereby promises to pay to State Street Bank and Trust Company (the "Bank") at 100 Huntington Avenue, Tower 2, Floor 4, Boston, Massachusetts 02116 in immediately available United States dollars, the principal amount of TEN MILLION and 00/100 Dollars ($10,000,000.00), or such lesser amount as shall have been loaned to such Borrower and not previously repaid. Each Loan shall be payable upon the date on which the Loan becomes due whether following the occurrence of a Default or otherwise as described in the Agreement (as hereinafter defined) or the Expiration Date, as defined in the Agreement. Interest on the unpaid principal amount outstanding hereunder shall be (i) payable at the rates and at the times as set forth in the Agreement and
(ii) shall be computed as set forth in the Agreement. All terms not otherwise defined herein shall be used as defined in the Agreement.

           All Loans hereunder and all payments on account of principal and interest hereof shall be recorded by the Bank. The entries on the records of the Bank (including any appearing on this Note), absent manifest error, shall govern and control as to amounts outstanding hereunder, provided that the failure by the Bank to make any such entry shall not affect the obligation of the undersigned to make payments of principal and interest on all Loans as provided herein and in the Agreement.

           Following the occurrence of a Default hereunder, unpaid principal on any Loan, and to the extent permitted by applicable law, unpaid interest on any Loan, shall thereafter bear interest, compounded monthly and payable on demand, until paid in full (after as well as before judgment) at a rate per annum equal to two percent (2.0%) above the rate otherwise applicable to such Loan hereunder.

           This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain loan agreement dated as of July 18, 2003 by and between the undersigned and the Bank (herein, as the same may from time to time be amended or extended, referred to as the "Agreement"), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned maker of this Note to pay the principal of and interest on this Note as herein provided.

            This Note is secured by all Collateral as defined in the respective Security Agreements.

           The undersigned may at its option prepay all or any part of the principal of this Note in accordance with the terms of the Agreement. Amounts prepaid may be re-borrowed subject to the terms of the Agreement.

           The undersigned maker and every endorser and guarantor hereof hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consents that this Note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the undersigned, endorser or guarantor. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

           This Note amends and restates in its entirety an amended and restated promissory note in the original principal amount of $25,000,000 dated June 15, 2006 (the "Prior Note"). Any amounts outstanding under the Prior Note as of the date hereof shall be deemed to be outstanding under this Note.

           This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).


WITNESS:                                 MIDAS FUND, INC.

-----------------------------
                                         By:  _____________________________

                                         Title:  ___________________________

                                         MIDAS SPECIAL FUND, INC.

                                         By:  _____________________________

                                         Title:  ___________________________

                                         GLOBAL INCOME FUND, INC.

                                         By:  _____________________________

                                         Title:  ___________________________

                                         FOXBY CORP.

                                         By:  _____________________________

                                         Title:  ___________________________

                  SCHEDULE I TO NOTE DATED AS OF APRIL 24, 2009
                FROM MIDAS FUND, INC., MIDAS SPECIAL FUND, INC.,
                    GLOBAL INCOME FUND, INC., AND FOXBY CORP.
                                   TO THE BANK

Date of Loan       Amount of Principal       Amount of Principal Paid     Outstanding Balance  Notation Made By
------------       -------------------       ------------------------     -------------------  ----------------

                                    EXHIBIT B

                            COMMITTED CREDIT FACILITY
                          ADVANCE/PAYDOWN REQUEST FORM

DATE:
                 --------------------------------------------------------------

TO:              STATE STREET BANK AND TRUST COMPANY
                 --------------------------------------------------------------

ATTN:            LOAN OPERATIONS CUSTOMER SERIVCE UNIT
                 telephone (617) 937-8806 or (617) 937-8808, fax (617) 937-6677
                 --------------------------------------------------------------

FROM:            [BORROWER]
                 --------------------------------------------------------------
                 FUND # (__________________)         DDA # (_________________)

         In connection with the loan agreement with respect to the Committed Secured Leveraging Facility dated July 18, 2003 , as amended, and all related documents currently in effect with State Street Bank and Trust Company (collectively, the "Agreement"), please increase or reduce the outstanding balance of $________________ by $________________ on ______[insert date]__________on behalf of [Borrower] (the "Borrower"). The Loan should be recorded on the books of the Borrower with the Bank and interest payable to the Bank should be recorded at the agreed upon rate.

This request
is (check one): ___ a Loan  ___ a Paydown  ___ Overnight Rate Loan Rollover
                ___ LIBOR Rollover
                ___ a Conversion (Overnight Rate Loan to a LIBOR Rate Loan)
                ___ a Conversion (LIBOR Rate Loan to an Overnight Rate Loan) for ____[insert number of days] ____

(Each request must be greater than or equal to $10,000, other than a full repayment of all Loans.)

Interest Rate
based on (check one):  ___ Overnight Rate           ___ 30-day LIBOR
                       ___ 60-day LIBOR             ___ 90-day LIBOR

Further, the Borrower hereby represents and warrants that:

1.   the proceeds of the Loan shall be used
     for (check one):  ___ leverage
                       ___ temporary/emergency
     and in conformance with the usage specified in the Agreement, no Default has occurred thereunder, and each of the representations and warranties of the Borrower contained in Section II.2. of the Agreement is true and correct in all material respects on the date hereof;

2. the Borrower is in compliance with all the terms and conditions in the Agreement and will remain in compliance therewith after giving effect to the making of the requested Loan; and

3. The following amounts and statements are true and correct after giving effect to the requested Loan:

     (a) Principal balance outstanding to the Borrower under this credit facility (after giving effect
         to the requested Loan):                             $_________________

     (b) Principal balance outstanding to the Borrower under the Uncommitted Secured Redemption
         Facility:                                           $_________________

     (c) Aggregate Loans outstanding [(a) plus (b)]:         $_________________

     (d) Total assets of the Borrower (after giving
         effect to the requested Loan):                      $_________________

     (e) Total liabilities of the Borrower
           (other than Indebtedness for borrowed money):     $_________________

     (f) Value of assets pledged to, or otherwise segregated for the benefit of, a party other
         than the Bank:                                      $_________________

     (g) The amount equal to [(d) minus (e) minus (f)]:      $_________________

     (h) 20% of the amount set forth in (g) above:           $_________________

     (i) The amount set forth on line No. 9 of Annex I to Borrowing Base Certificate dated __[insert date]__:
                                                             $_________________

     (j) The amount set forth in (a) above does not exceed in the aggregate outstanding to any one Borrower $10,000,000.

     (k) The amount set forth in (c) does not exceed the least of (i) the amount set forth in (i) above, (ii) the amount set forth in (h) above,
          (iii) the Prospectus limitation for the Borrower, and (iv) any other limitation on borrowing imposed upon the Borrower by any other entity as outlined in the Agreement.

     (l) The aggregate principal balance outstanding to all Borrowers under this credit facility does not exceed $10,000,000.

4. The undersigned is a duly authorized officer of the Borrower with authority to execute and deliver this document to the Bank and request the Loan described herein on behalf of the Borrower.

                                       By:
                                               --------------------------------
                                      Name:
                                               --------------------------------
                                      Title
                                               --------------------------------
                                      Date:
                                               --------------------------------

                                    EXHIBIT C

                                    FORM OF
                           BORROWING BASE CERTIFICATE


                                                              [Date]

State Street Bank and Trust Company
100 Huntington Avenue, Tower 2, Floor 4
Boston, MA  02116
Attn: LOAN OPERATIONS CUSTOMER SERIVCE UNIT
Facsimile: (617) 988-6677


Ladies and Gentlemen:

           Reference is hereby made to the loan agreement dated July 18, 2003 (as amended and in effect form time to time, the "Agreement"), by and among Midas Fund, Inc., Midas Special Fund, Inc., Global Income Fund, Inc.,
Foxby Corp., and State Street Bank and Trust Company. Capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Agreement.

           This Borrowing Base Certificate is delivered to you pursuant to the terms of the Agreement. The undersigned hereby certifies to you that he/she is an authorized signatory and attached hereto as Annex I is a true and accurate calculation of the Borrowing Base of ______________________ [BORROWER NAME] as at the end of ___________________[INSERT DATE], determined in accordance with the requirements of the Agreement. Without limiting the foregoing, the assets of the undersigned Borrower included in the calculation of the Borrowing Base set forth on Annex I consist solely of Eligible Collateral of such Borrower (a) in which the Bank in each case has a valid perfected first priority security interest and assignment under the applicable Security Agreement of such Borrower, and which in each case is held by the Bank (as Custodian) and which is subject to no other security interest, lien, claim or other charge or encumbrance except as permitted by the Agreement, and (b) without limiting the generality of clause (a), which has in each case been listed specifically in a currently effective Collateral Notice simultaneously (or previously) delivered by such Borrower to the Bank pursuant to the terms of the applicable Security Agreement of such Borrower and not yet been released by the Bank from the pledge effected by the delivery of such Collateral Notice.



                                       Very truly yours,

                                       -------------------------------
                                       [BORROWER NAME]


                                       By:  __________________________________

                                       Title:  _________________________________
                                                     Authorized Signatory

                                     Annex I
                          to Borrowing Base Certificate

                                  As of: [Date]

                                                              Column I                      Column II

                                                              Market Value of               Discounted Market Value of
      Types of Collateral                                     Eligible Collateral           Eligible Collateral

1.    United States, United Kingdom, German, French, Dutch and Japanese
      government and government agency securities and commercial paper rated not less favorably than A1 by Standard & Poor's ("S&P") or P1 by Moody's
      Investor Services
      ("Moody's):                                             $_____________

      Multiplied by 90%:                                                                    $_____________

2.    Bonds issued by entities located in the United States, United Kingdom,
      Germany, France, the Netherlands and Japan rated not less favorably than
      BBB- by S&P or Baa3 by Moody's; all commercial paper rated A2 by S&P or P2 by Moody's:
                                                              $-------------
      Multiplied by 80%:
                                                                                            $-------------

3.    Equity securities (including American depository receipts) traded on major stock exchanges in the United States, United Kingdom, Germany, France, the
      Netherlands, Japan and other investment grade OECD countries, having a market
      value equivalent in each instance of not less           $_____________
      than $8 per share:
                                                                                            $-------------
      Multiplied by 50%:

4.    Bonds issued by entities located in the United States, United Kingdom,
      Germany, France, the Netherlands or Japan rated not less favorably than BB
      (but not BBB- or higher) by S&P or Ba2
      (but not Baa3 or higher) by Moody's:                    $_____________

      Multiplied by 65%:                                                                    $_____________

5.    Bonds issued by entities located in the United States, United Kingdom,
      Germany, France, the Netherlands and Japan, rated not less favorably than
      B (but not BB or higher) by S&P or B2 (but
      not Ba2 or higher) by Moody's:                          $_____________

      Multiplied by 50%:                                                                      $_____________







                                                              Column I                     Column II

                                                              Market Value of              Discounted Market Value of
      Types of Collateral                                     Eligible Collateral          Eligible Collateral

6.    Bonds issued by entities located in any OECD country (other than the
      Untied States, United Kingdom, Germany, France, the Netherlands and Japan)
      rated not less favorably than BBB- by S&P
      or Baa3 by Moody's:                                     $_____________

      Multiplied by 50%:                                                                   $_____________

7.       Total Eligible Collateral:                           $_____________               $_____________

8.    Issuer Diversification Adjustment: (does not apply to securities that are obligations of the United States government or its agencies or instrumentalities):
      That portion of the value of any single item of investment grade or equity
      Eligible Collateral, or items of investment grade or equity Eligible
      Collateral from any single issuer, in either case which exceeds 20% of the value of Total Eligible Collateral (line 7, column I above); plus that portion of the value of any single item of non-investment grade Eligible
      Collateral, or items of non-investment grade Eligible Collateral from any single issuer, in either case which exceeds 10% of the value of Total
      Eligible Collateral
      (line 7, column I above):                                                            $_____________

9.       Borrowing Base
      ((line 7, Column II minus line 8):                                                   $_____________



Footnote:
* If both Standard and Poor's and Moody's Investor Services provide a rating for the same security, the lower of the two ratings will be used to determine the Advance Rate.